UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 21, 2006

NEWPORT INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73061 El Paseo Road, Suite 202, Palm Desert, California 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On June 21, 2006 Newport International Group, Inc. completed the sale of an aggregate of $1,500,000 principal amount 8% convertible promissory notes to 18 accredited investors in a private placement exempt from registration in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act of 1933. Brookstreet Securities Corporation, which acted as placement agent in the offering, purchased $250,000 principal amount of the 8% convertible notes. The notes, which are due 18 months from the date of issuance, bear interest at the rate of 8% per annum which is payable on the maturity date. The principal and accrued interest of the notes automatically converts into units of Newport International’s securities (the “Conversion Units”) at a conversion rate of $1.75 per unit on the date the company receives gross proceeds of at least $1,000,000 in any financing. Each Conversion Unit will be comprised of five shares of common stock and a two-year warrant to purchase two shares of Newport International’s common stock with an exercise price of $0.40 per share. The securities underlying the Conversion Units will be granted piggy back registration rights and the warrants included in the Conversion Units will be callable by Newport International upon issuance at such time as the 10 day average trading price of its common stock is $0.75 per share for at least 15 days and the underlying shares have been covered by an effective registration statement for at least 15 days.

As compensation for its services as placement agent, Brookstreet Securities Corporation received a cash commission of 11% of the gross proceeds of the offering $165,000 and a five year common stock warrant to purchase 1,071,429 shares of Newport International’s common stock with an exercise price of $0.40 per share. The warrant issued to Brookstreet Securities Corporation contains a cashless exercise provision as well as customary anti-dilution adjustments in the event of stock splits or combinations. Newport International also granted Brookstreet Securities Corporation piggy back registration rights for the shares of common stock underlying the warrant. Newport International also reimbursed Brookstreet Securities for its out-of-pocket expenses in connection with this offering in the amount of $7,577.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

4.1	Form of 8% convertible note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newport International Group, Inc.

June 23, 2006	/s/ Cery B. Perle
Cery B. Perle
President, Chief Executive Officer